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                                                                    EXHIBIT 10.5

                     SECOND AMENDMENT TO PURCHASE AGREEMENT


        Norton Shores Hotel, L.L.C. and Community Shores Bank executed a Purchase Agreement dated as of July 26, 2004 regarding property commonly known as Outlot E in the City of Norton Shores, County of Muskegon, State of Michigan.

         This Amendment to the Purchase Agreement is executed by the parties for the following purposes:

         1. Allocation of Shared Maintenance Charges. The parties agree that, with respect to any shared maintenance charges or common area maintenance charges assessed to Outlot E for or covering any period prior to the date of this document, Norton Shores Hotel shall pay, promptly upon demand, a proportion of such charges which is equal to a fraction of which the denominator is the total number of months covered by the maintenance invoice, and the numerator is the number of months during such time that Norton Shores Hotel owned Outlot E.

         2. Unless specifically amended herein, all terms and conditions of the Purchase Agreement remain in full force and effect, without lapse or breach.

         This Amendment is effective as of February 15, 2005.


                                        SELLER:

                                        NORTON SHORES HOTEL, L.L.C.

                                        By /s/ Mark D. Rohde
                                           -----------------------
                                           * Mark D. Rohde
                                        Its Authoized Agent


                                        BUYER:

                                        Community Shores Bank

                                        By /s/ Heather D. Brolick
                                           -----------------------
                                           Heather D. Brolick
                                        Its President